As filed with the SEC on November 8, 2002
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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 5, 2002

QUINTEK TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation or rganization)	000-29719	77-05053460
	Commission File Number	(IRS Employer Identification No.)

537 Constitution Ave., Suite B
Camarillo, California 93012
(Address of principal executive office)

Issuer's telephone number:  (805) 383-3904

Item 4.                        Changes in Registrant’s Certifying Accountant

            On November 5, 2002, Sprayberry, Barnes, Marietta & Luttrell  resigned as independent accountants for Quintek Technologies, Inc. (“Quintek”).

            Sprayberry, Barnes, Marietta & Luttrell audited and reported on Quintek’s financial condition for the fiscal years ended June 30, 2002, 2001 and 2000.  There were no disagreements between Quintek and Sprayberry, Barnes, Marietta & Luttrell on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Sprayberry, Barnes, Marietta & Luttrell, would have caused Sprayberry, Barnes, Marietta & Luttrell to make reference to the matter in their reports.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUINTEK TECHNOLOGIES, INC.

Date: November 8, 2002	Thomas W. Sims
Thomas W. Sims, President